                                                                    EXHIBIT 3.32

                                     BYLAWS
                                       OF

                                JANCO CORPORATION

                            A California Corporation

Originally adopted on December 31, 2002.

                                    CONTENTS

Section 1: DIRECTORS - MANAGEMENT.....................................................................     1

         1.1         RESPONSIBILITY OF BOARD..........................................................     1

         1.2         STANDARD OF CARE.................................................................     1

         1.3         EXCEPTION FOR CLOSE CORPORATION..................................................     1

         1.4         NUMBER AND QUALIFICATION OF DIRECTORS............................................     1

         1.5         ELECTION AND TERM OF OFFICE OF DIRECTORS.........................................     2

         1.6         VACANCIES........................................................................     2

         1.7         REMOVAL OF DIRECTORS.............................................................     2

         1.8         NOTICE, PLACE, AND MANNER OF MEETINGS............................................     3

         1.9         ANNUAL MEETINGS..................................................................     3

         1.10        REGULAR MEETINGS.................................................................     3

         1.11        SPECIAL MEETINGS.................................................................     3

         1.12        NOTICES AND WAIVERS OF NOTICE....................................................     3

         1.13        SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BYLAWS....................     4

         1.14        DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT....................................     4

         1.15        QUORUM...........................................................................     4

         1.16        NOTICE OF ADJOURNMENT............................................................     4

         1.17        COMPENSATION OF DIRECTORS........................................................     4

         1.18        COMMITTEES.......................................................................     4

         1.19        ADVISORY DIRECTORS...............................................................     5

         1.20        RESIGNATIONS.....................................................................     5

Section 2: OFFICERS...................................................................................     5

         2.1         OFFICERS.........................................................................     5

         2.2         ELECTION.........................................................................     5

         2.3         SUBORDINATE OFFICERS, ETC........................................................     5

         2.4         REMOVAL AND RESIGNATION OF OFFICERS..............................................     5

         2.5         VACANCIES........................................................................     6

         2.6         CHAIRMAN OF THE BOARD............................................................     6

         2.7         PRESIDENT........................................................................     6

         2.8         VICE-PRESIDENT...................................................................     6

         2.9         SECRETARY........................................................................     7

         2.10        CHIEF FINANCIAL OFFICER..........................................................     7

Section 3: SHAREHOLDERS' MEETINGS.....................................................................     7

         3.1         PLACE OF MEETINGS................................................................     7

         3.2         ANNUAL MEETINGS..................................................................     7

         3.3         SPECIAL MEETINGS.................................................................     8

         3.4         NOTICE OF MEETINGS - REPORTS.....................................................     8

         3.5         WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS...............................     9

         3.6         SHAREHOLDERS ACTING WITHOUT A MEETING............................................     9

         3.7         QUORUM...........................................................................     9

         3.8         VOTING...........................................................................    10

         3.9         PROXIES..........................................................................    10

         3.10        ORGANIZATION.....................................................................    10

         3.11        INSPECTORS OF ELECTION...........................................................    10

         3.12        SHAREHOLDERS' AGREEMENTS.........................................................    11

Section 4: CERTIFICATES AND TRANSFER OF SHARES........................................................    11

         4.1         CERTIFICATES FOR SHARES..........................................................    11

         4.2         TRANSFER ON THE BOOKS............................................................    11

         4.3         LOST OR DESTROYED CERTIFICATES...................................................    12

         4.4         TRANSFER AGENTS AND REGISTRARS...................................................    12

         4.5         RECORD DATE......................................................................    12

         4.6         LEGEND CONDITION.................................................................    13

         4.7         CLOSE CORPORATION CERTIFICATES...................................................    13

         4.8         S CORPORATIONS...................................................................    13

Section 5: RECORDS - REPORTS - INSPECTION.............................................................    14

         5.1         RECORDS..........................................................................    14

         5.2         INSPECTION OF BOOKS AND RECORDS..................................................    14

         5.3         CERTIFICATION AND INSPECTION OF BYLAWS...........................................    14

         5.4         CHECKS, DRAFTS, ETC..............................................................    14

         5.5         CONTRACTS, ETC. - HOW EXECUTED...................................................    15

Section 6: ANNUAL REPORTS.............................................................................    15

         6.1         REPORT TO SHAREHOLDERS, DUE DATE.................................................    15

         6.2         WAIVER...........................................................................    15

Section 7: INDEMNIFICATION OF DIRECTORS, OFFICERS,  EMPLOYEEs AND OTHER AGENTS........................    15

         7.1         DEFINITIONS......................................................................    15

         7.2         ACTIONS OTHER THAN BY THE CORPORATION............................................    16

         7.3         ACTIONS BY OR IN THE RIGHT OF THE CORPORATION....................................    16

         7.4         SUCCESSFUL DEFENSE BY AGENT......................................................    16

         7.5         REQUIRED APPROVAL................................................................    17

         7.6         ADVANCEMENT OF EXPENSES..........................................................    17

         7.7         OTHER CONTRACTUAL RIGHTS.........................................................    17

         7.8         LIMITATIONS......................................................................    17

         7.9         INSURANCE........................................................................    18

         7.10        FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN...................................    18

         7.11        SURVIVAL OF RIGHTS...............................................................    18

         7.12        EFFECT OF AMENDMENT..............................................................    18

         7.13        SETTLEMENT OF CLAIMS.............................................................    18

         7.14        SUBROGATION......................................................................    19

         7.15        NO DUPLICATION OF PAYMENTS.......................................................    19

         7.16        FURTHER INDEMNIFICATION OF OFFICERS AND DIRECTORS................................    19

Section 8: MISCELLANEOUS..............................................................................    19

         8.1         REFERENCES TO CODE SECTIONS......................................................    19

         8.2         ACCOUNTING YEAR..................................................................    20

         8.3         CORPORATE SEAL...................................................................    20

         8.4         AMENDMENT OF BYLAWS..............................................................    20

                                     BYLAWS
                                       OF
                                JANCO CORPORATION

                            A California Corporation

                       SECTION 1: DIRECTORS - MANAGEMENT

1.1      RESPONSIBILITY OF BOARD.

Subject to the provisions of the California General Corporation Law (the "Code") and subject to any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders, as that term is defined in
Section 153 of the Code, or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

1.2      STANDARD OF CARE.

Each director shall perform the duties of a director, including the duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

1.3      EXCEPTION FOR CLOSE CORPORATION.

Notwithstanding the provisions of Subsection 2.1 of these Bylaws, in the event that this Corporation shall elect to become a close corporation as defined in
Section 158 of the Code, its shareholders may enter into a Shareholders' Agreement as defined in Section 186 of the Code. Said Agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the shareholders, provided, however, that such Agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such Agreement, impose upon each shareholder who is a party thereto, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon directors as provided in Section 300(d) of the Code; and the directors shall be relieved to that extent from such liability.

1.4      NUMBER AND QUALIFICATION OF DIRECTORS.

The authorized number of directors shall be fixed at three; provided, however, that for so long as the Corporation has only two shareholders, the number of directors may be two, and provided further, that for so long as the Corporation has only one shareholder, the number of directors may be one. The exact number of directors shall be fixed, within these specified limits, by resolution of the Board or the shareholders in the manner provided in these Bylaws, or until this Subsection 2.4 is amended by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Section 212 of the Code.

1.5      ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected to a one-year term of office at the annual meeting of the shareholders. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

1.6      VACANCIES.

Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

1.7      REMOVAL OF DIRECTORS.

The entire Board or any individual director may be removed from office as provided by Sections 302, 303 and 304 of the Code. In such case, the remaining Board members may elect a successor director to fill such vacancy for the remaining unexpired term of the director so removed.

1.8      NOTICE, PLACE, AND MANNER OF MEETINGS.

Meetings of the Board may be called by the Chairman of the Board, the President, any Vice-President, the Secretary, or, any two (2) directors and shall be held at the principal executive office of the Corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board, or any committee thereof, shall be maintained, as required by Section 1500 of the Code, by the Secretary or other officer designated for that purpose.

1.9      ANNUAL MEETINGS.

An annual meeting of the Board shall be held immediately following the adjournment of the annual meeting of the shareholders.

1.10     REGULAR MEETINGS.

Regular meetings of the Board may be be held without notice if the time and place of such meetings are fixed by the Board.

1.11     SPECIAL MEETINGS.

Meetings of the Board may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or any two directors. Special meetings of the Board shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means.

1.12     NOTICES AND WAIVERS OF NOTICE

Notice sent to a director by mail is given when deposited in the United States mail, postage prepaid. Notice given to a director by personal delivery is given at the time any other written notice, including facsimile, telegram or electronic mail message is personally delivered to the recipient or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice is given when it is communicated in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such a system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after such meeting, or to any director who attends a meeting without protesting, either prior thereto or at its commencement, the lack of notice. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

1.13     SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BYLAWS.

In the event only one director is required by these Bylaws or the Articles of Incorporation, then any reference in these Bylaws to notices, waivers, consents, meetings, or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc. by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all of the responsibilities otherwise herein described as given to a Board.

1.14     DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken by the Board may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

1.15     QUORUM.

A majority of the authorized number of directors constitutes a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, is the act of the Board; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

1.16     NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting shall be given to directors who were not present at the time of the adjournment if the meeting is adjourned for more than twenty-four hours.

1.17     COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

1.18     COMMITTEES.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board, except those powers made non-delegable by Section 311 of the Code.

1.19     ADVISORY DIRECTORS.

The Board from time to time may elect one or more persons to be Advisory directors who shall not by such appointment be members of the Board. Advisory directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board upon invitation, and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board. If no period is prescribed, the title shall be held at the pleasure of the Board.

1.20     RESIGNATIONS.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                              SECTION 2: OFFICERS

2.1      OFFICERS.

The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Subsection 3.3 of these Bylaws. Any number of offices may be held by the same person.

2.2      ELECTION.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Subsections 3.3 or 3.5 of these Bylaws, shall be chosen annually by the Board, and shall hold office until such officer shall resign or be removed or otherwise disqualified to serve, or until a successor to such office shall be elected and qualified.

2.3      SUBORDINATE OFFICERS, ETC.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

2.4      REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be- necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

2.5      VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

2.6      CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Subsection 3.7 of these Bylaws.

2.7      PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall have, subject to the control of the Board, general supervision, direction, and control of the business and officers of the Corporation. He or she shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

2.8      VICE-PRESIDENT.

In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, the Vice- President so designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws.

2.9      SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board may order, of all meetings of directors and shareholders, with the time and place of holding; whether regular or special, and if special, how authorized; the notice thereof given; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given. He or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

2.10     CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus), and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

                       SECTION 3: SHAREHOLDERS' MEETINGS

3.1      PLACE OF MEETINGS.

All meetings of the shareholders shall be held at the principal executive office of the Corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board.

3.2      ANNUAL MEETINGS.

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. In the absence of such designation, the annual meeting of shareholders shall be held on October 30 in each year. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the annual meeting, the shareholders shall elect a Board, consider reports of the affairs of the Corporation, and transact such other business as may be properly brought before the meeting.

3.3      SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, any Vice President, the Secretary, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of the shareholders, such officer shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Section 305(c) of the Code.

3.4      NOTICE OF MEETINGS - REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to the shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such officer or in the case of his or her neglect or refusal, by any director or shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Section 601 of the Code and shall be sent to the shareholder's address appearing on the books of the Corporation, or supplied by the shareholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in Section 601 of the Code.

Notice of any meeting of the shareholders shall specify the place, the date, and the hour of meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, or (2) in the case of an annual meeting, those matters which the Board at the date of mailing intends to present for action by the shareholders. At any meetings where directors are to be elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by management for election.

If a shareholder supplies no address, notice shall be deemed to have been given if published at least once in some newspaper of general circulation in the County of the principal office of the Corporation. If any notice or report addressed to a shareholder at the address appearing on the books of the Corporation is returned by the United States postal service marked as undeliverable, all future notices or reports shall be deemed to have been duly given without further mailing if they shall be available upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

3.5      WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

The transactions of any meeting of the shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice unless objection shall be made as provided in Section 601(e) of the Code.

3.6      SHAREHOLDERS ACTING WITHOUT A MEETING.

Any action which may be taken at a meeting of the shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation. Directors can be elected by unanimous written consent under Section 603(d) of the Code, but if the directors fail to fill a vacancy on the Board, then a director may be elected to fill that vacancy by the written consent of those persons holding a majority of shares entitled to vote for the election of directors.

3.7      QUORUM.

The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken is approved by a majority of the shareholders required to initially constitute a quorum.

3.8      VOTING.

Provided the candidate's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, every shareholder entitled to vote at any election for directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or may distribute his or her votes on the same principle among as many candidates as the shareholder thinks fit.

The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

3.9      PROXIES.

Every shareholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of Sections 604 and 705 of the Code and filed with the Secretary of the Corporation.

3.10     ORGANIZATION.

The President, or in the absence of the President any Vice- President, shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, the shareholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

3.11     INSPECTORS OF ELECTION.

In advance of any meeting of the shareholders the Board may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting, in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the shareholders represented at the meeting.

3.12     SHAREHOLDERS' AGREEMENTS.

Notwithstanding the above provisions, in the event this Corporation elects to become a close corporation, a written agreement between two or more of the shareholders, if signed by the parties, may provide that in exercising any voting rights, the shares held by the shareholders who are parties to the agreement shall be voted as provided in the agreement or in Section 706 of the Code, and may otherwise modify these provisions as to the shareholders' meetings and actions.

Any shareholders agreement authorized by Section 300(b) of the Code shall only be effective to modify the terms of these Bylaws if the Corporation elects to become a close corporation with appropriate filing of an amendment to its Articles of Incorporation as required by Section 202 of the Code. Any such shareholders agreement shall terminate when the Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distributions), 111 (merger), 1201(e) (reorganization), or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution), or 22 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived by a shareholders agreement, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                 SECTION 4: CERTIFICATES AND TRANSFER OF SHARES

4.1      CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board may designate and shall state the following: the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature has been placed on a certificate, shall have ceased to be that officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar on the date of issue.

4.2      TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4.3      LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the Corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

4.4      TRANSFER AGENTS AND REGISTRARS.

The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board may designate.

4.5      RECORD DATE.

In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board, the record date for determining the shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

If no record date is fixed by the Board, the record date for determining the shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

If no record date is fixed by the Board, the record date for determining the shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment or rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the Code.

4.6      LEGEND CONDITION.

In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

4.7      CLOSE CORPORATION CERTIFICATES.

All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by
Section 418(c) of the Code.

4.8      S CORPORATIONS.

In the event this Corporation validly elects, at any time or from time to time, to be taxed as an S Corporation for federal and/or state law purposes, the following shall apply:

         (A) No shares shall be issued or outstanding that do not confer identical rights to distribution and liquidation proceeds as other existing shares of the Corporation;

         (B) No distributions on shares or to shareholders shall occur that would invalidate an otherwise valid S-election. All dividends paid by the Corporation, including distributions as contemplated by Section 1368 of the Internal Revenue Code, shall be made strictly in proportion to the number of shares of stock of the Corporation held by its shareholders at the pertinent time. If any shareholder receives an actual or constructive payment or benefit from the Corporation that would otherwise constitute such a "distribution" under
Section 1368 of the Internal Revenue Code (whether ostensibly a fringe benefit, an expense reimbursement, consideration for services or otherwise) in excess of such shareholder's proportionate distributive rights as a shareholder, such a "nonconforming" distribution shall be automatically annulled and the excess portion shall constitute a demand loan, made by and payable to the Corporation, with interest at the rate of ten percent (10%) per annum from the date of receipt until repaid. This provision shall not affect remuneration for services in reasonable amounts, or other reasonable and necessary payments, that are not nonconforming distributions in respect of stock.

         (C) The Corporation shall take all necessary action to prevent and/or remediate unintentional disqualification of its S-election.

         (D) The Corporation shall not enter into any agreement which authorizes distributions which would result in the disqualification of its S-election.

         (E) The purpose of this Subsection is to avoid the receipt of any "nonconforming distribution" that could cause imputation of the existence of two classes of stock under the Internal Revenue Code, and it shall be construed and applied accordingly.

         (F) Each shareholder shall do nothing, directly or indirectly, which would cause or which might have the effect of causing the termination of the Corporation's S-election. In addition, the shareholders shall take such actions as may be required to continue such election and to prevent its termination. Anything herein to the contrary notwithstanding, none of the shareholders shall make any transfer or other disposition of such shareholder's shares, or any of them, by will, deed, or any other instrument of transfer or conveyance, whether by sale, gift, bequest, assignment, mortgage, pledge, security interest, hypothecation, lien or encumbrance, trust, or any other means whatsoever, the effect of which transfer or disposition is or may be, to terminate the Corporation's S-election.

         (G) The provisions of this Subsection 5.8 shall not be construed as in any way limiting or restricting the ability of the shareholders to terminate the S Corporation election by revocation pursuant to the provisions of
Section 1362(d)(1) of the Internal Revenue Code or any successor provision.

                    SECTION 5: RECORDS - REPORTS - INSPECTION

5.1      RECORDS.

The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books, and records of its business and properties. All such books, records, and accounts shall be kept at its principal executive office.

5.2      INSPECTION OF BOOKS AND RECORDS.

All books and records provided for in Section 1500 of the Code shall be open to inspection of the directors and shareholders from time to time and in the manner provided in Sections 1600, 1601 and 1602 of the Code.

5.3      CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the shareholders of the Corporation at all reasonable times during office hours, as provided in Section 213 of the Code.

5.4      CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

5.5      CONTRACTS, ETC. - HOW EXECUTED.

Except as may be otherwise provide in these Bylaws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Section 313 of the Code.

                           SECTION 6: ANNUAL REPORTS

6.1      REPORT TO SHAREHOLDERS, DUE DATE.

Except as otherwise provided in these Bylaws, the Board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal or calendar year adopted by the Corporation. This report shall be sent at least fifteen days before the annual meeting of the shareholders to be held during the next fiscal year and shall be delivered in the manner specified in Subsection 4.4 of these Bylaws for giving notice to the shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year, and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

6.2      WAIVER.

The annual report to shareholders required by Section 1501 of the Code is expressly dispensed with so long as this Corporation shall have less than 100 shareholders. However, nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the Corporation from time to time.

               SECTION 7: INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

7.1      DEFINITIONS.

For the purposes of this Section, "agent" means any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. "Proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative. "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Subsections 10.4 or 10.5(c) of these Bylaws.

7.2      ACTIONS OTHER THAN BY THE CORPORATION.

The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to secure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person did in good faith and in a manner that the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

7.3      ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be a party, to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section for the following:

         (a) With respect to any claim, issue, or matter as to which such person has been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

         (b) Amounts paid in settling or otherwise disposing of a pending action without court approval; or

         (c) Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

7.4      SUCCESSFUL DEFENSE BY AGENT.

To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Subsections 7.2 or 7.3 of these Bylaws, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

7.5      REQUIRED APPROVAL.

Except as provided in Subsection 7.4 of these Bylaws, any indemnification under this Section shall be made by the Corporation only if authorized in the specific case, on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Subsections 7.2 or 7.3 by one of the following:

         (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

         (b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

         (c) The affirmative vote of a majority of shares of the Corporation entitled to vote represented at a duly held meeting at which such a quorum is present; or

         (d) The written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this Subsection 7.5, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

         (e) The court in which the proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the Corporation.

7.6      ADVANCEMENT OF EXPENSES.

Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section.

7.7      OTHER CONTRACTUAL RIGHTS.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. Nothing contained in this Section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

7.8      LIMITATIONS.

No indemnification or advance shall be made under this Section, except as provided in Subsections 7.4 or 7.5(c), in any circumstance if it appears that either:

         (a) It would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

         (b) It would be inconsistent with any condition expressly imposed by a court in approving settlement.

7.9      INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Section. Notwithstanding the foregoing, if the Corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in Section 317(i) of the Code.

7.10     FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.

This Section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have the power to indemnify and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the Corporation or any of its subsidiary or affiliated corporations.

7.11     SURVIVAL OF RIGHTS.

The rights provided by this Section shall continue for a person who has ceased to be an agent of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person.

7.12     EFFECT OF AMENDMENT.

Any amendment, repeal, or modification of this Section shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

7.13     SETTLEMENT OF CLAIMS.

The Corporation shall not be liable to indemnify any agent under this Section for (a) any amounts paid in settlement of any action or claim effected without the Corporation's written consent, or (b) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

7.14     SUBROGATION.

In the event of payment under this Section, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

7.15     NO DUPLICATION OF PAYMENTS.

The Corporation shall not be liable under this Section to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote or otherwise, of the amounts otherwise indemnifiable under this Section.

7.16     FURTHER INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Notwithstanding anything to the contrary contained in this Section, including without limitation in Subsection 7.5, the Corporation shall indemnify, defend and hold the Corporation's officers and directors harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorneys' fees) that an officer or director of the Corporation shall incur or suffer and which arise either directly or indirectly out of his or her service as an officer or director of the Corporation provided that, such indemnity shall not extend to or include (a) any act or omission that involves intentional misconduct or a knowing or culpable violation of law, (b) acts or omissions that such officer or director did not reasonably believe to be the best interests of the Corporation or its shareholders or that involves the absence of good faith on the part of the officer or director, (c) any transaction from which the officer or director derived an improper personal benefit, (d) acts or omissions which show a reckless disregard for the officer's or director's duty to the Corporation or its shareholders in circumstances in which the officer or director was aware, or should have been aware, in the ordinary course of performing the officer's or director's duties, of a risk of serious injury to the Corporation or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the officer's or director's duty to the Corporation or its shareholders, (f) transactions in violation of
Section 310 of the Code, or (g) for any distributions, loans and guarantees which violate the provisions of Section 316 of the Code.

                            SECTION 8: MISCELLANEOUS

8.1      REFERENCES TO CODE SECTIONS.

Section references herein refer to the equivalent Sections of the California General Corporation Law effective January 1, 1977, as amended (the "Code").

8.2      ACCOUNTING YEAR.

The accounting year of the Corporation shall be fixed by resolution of the Board.

8.3      CORPORATE SEAL.

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "California."

8.4      AMENDMENT OF BYLAWS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Subject to the right of the shareholders to adopt, amend, or repeal Bylaws, and subject to the limitations of Sections 204(a)(5) and 212 of the Code, the Board may adopt, amend, or repeal any of these Bylaws other than a Bylaw setting the authorized number of directors.

                                      [end]

                               ADOPTION OF BYLAWS

I DO HEREBY CERTIFY AS FOLLOWS:

         That I am the duly elected, qualified, and acting Secretary of the above named Corporation, and that the foregoing Bylaws are hereby adopted as the Bylaws of said Corporation as duly adopted by Unanimous Written Consent in Lieu of a Special Meeting of the Shareholders effective December 31, 2002.

         IN WITNESS WHEREOF, I have hereunto set my hand and subscribed my name this 31st day of December, 2002.

                                               /s/ Robert D. George
                                               ---------------------------------
                                               Robert D. George, Secretary